                                  EXHIBIT 4.1

                            OMNIPOINT CORPORATION,
                                   as Issuer



                                      and



                                HSBC BANK USA,
                                  as Trustee



                                _______________

                                   INDENTURE

                        Dated as of September 23, 1999

                                _______________




                         11 1/2% Senior Notes due 2009

                              CROSSREFERENCE TABLE
                              --------------------


TIA SECTIONS                                                 INDENTURE SECTIONS
--------------------------------------------------------------------------------

   (S) 310(a)(1).........................................................  7.9
          (a)(2).........................................................  7.9
             (b)....................................................  7.2; 7.7
      (S) 311(a).........................................................  7.2
             (b).........................................................  7.2
      (S) 312(a).........................................................  2.3
             (b)........................................................  10.2
             (c)........................................................  10.2
      (S) 313(a).........................................................  7.5
             (c)..............................................  7.4; 7.5; 10.2
             (d).........................................................  7.5
      (S) 314(a).............................................  4.18; 7.4; 10.2
          (a)(4)..................................................  4.17; 10.2
          (c)(1)........................................................  10.3
          (c)(2)........................................................  10.3
             (e)..................................................  4.17; 10.4
      (S) 315(a).........................................................  7.1
             (b)...................................................  7.4; 10.2
             (c).........................................................  7.1
             (d).........................................................  7.1
             (e)........................................................  6.11
(S) 316(a)(1)(A).........................................................  6.5
       (a)(1)(B).........................................................  6.4
             (b).........................................................  6.7
             (c).........................................................  9.3
   (S) 317(a)(1).........................................................  6.8
          (a)(2).........................................................  6.9
             (b).........................................................  2.4
      (S) 318(a)........................................................  10.1
             (c)........................................................  10.1

Note: The Cross Reference Table shall not for any purpose be deemed to be a part of the Indenture.

ARTICLE I       Definitions and Incorporation by Reference...................................................   1
     Section 1.1      Definitions............................................................................   1
     Section 1.2      Incorporation by Reference of Trust Indenture Act......................................  21
     Section 1.3      Rules of Construction..................................................................  22
ARTICLE II      The Notes....................................................................................  22
     Section 2.1      Form and Dating........................................................................  22
     Section 2.2      Execution, Authentication and Denominations............................................  23
     Section 2.3      Registrar and Paying Agent.............................................................  23
     Section 2.4      Paying Agent to Hold Money in Trust....................................................  24
     Section 2.5      Holder Lists...........................................................................  24
     Section 2.6      Transfer and Exchange..................................................................  24
     Section 2.7      Replacement Notes......................................................................  37
     Section 2.8      Outstanding Notes......................................................................  38
     Section 2.9      Temporary Notes........................................................................  39
     Section 2.10     Cancellation...........................................................................  39
     Section 2.11     CUSIP Numbers..........................................................................  39
     Section 2.12     Defaulted Interest.....................................................................  39
ARTICLE III     Optional Redemption..........................................................................  40
     Section 3.1      Right of Redemption....................................................................  40
     Section 3.2      Notices to Trustee.....................................................................  40
     Section 3.3      Selection of Notes to Be Redeemed......................................................  41
     Section 3.4      Notice of Redemption...................................................................  41
     Section 3.5      Effect of Notice of Redemption.........................................................  42
     Section 3.6      Deposit of Redemption Price............................................................  42
     Section 3.7      Payment of Notes Called for Redemption.................................................  42
     Section 3.8      Notes Redeemed in Part.................................................................  43
ARTICLE IV      Covenants....................................................................................  43
     Section 4.1      Payment of Notes.......................................................................  43
     Section 4.2      Maintenance of Office or Agency........................................................  43
     Section 4.3      Limitation on Indebtedness.............................................................  44
     Section 4.4      Limitation on Restricted Payments......................................................  46

     Section 4.5      Limitation on Dividend and Other Payment Restrictions
                      Affecting Restricted Subsidiaries......................................................  48
     Section 4.6      Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries........  50
     Section 4.7      Limitation on Issuances of Guarantees by Restricted Subsidiaries.......................  50
     Section 4.8      Limitation on Transactions with Stockholders and Affiliates............................  51
     Section 4.9      Limitation on Liens....................................................................  52
     Section 4.10     Limitation on Sale-Leaseback Transactions..............................................  53
     Section 4.11     Limitation on Asset Sales..............................................................  53
     Section 4.12     Repurchase of Notes upon a Change of Control...........................................  54
     Section 4.13     Limitation on Use of Proceeds..........................................................  54
     Section 4.14     Existence..............................................................................  54
     Section 4.15     Payment of Taxes and Other Claims......................................................  54
     Section 4.16     Maintenance of Properties and Insurance................................................  55
     Section 4.17     Compliance Certificates................................................................  55
     Section 4.18     Commission Reports and Reports to Holders..............................................  56
     Section 4.19     Waiver of Stay, Extension or Usury Laws................................................  56
     Section 4.20     Limitation on Mirror Indebtedness......................................................  56
     Section 4.21     Limitation on Activities of the Special Subsidiary.....................................  57
ARTICLE V       Successor Corporation........................................................................  57
     Section 5.1      When Company May Merge, Etc............................................................  57
ARTICLE VI      Default and Remedies.........................................................................  57
     Section 6.1      Events of Default......................................................................  57
     Section 6.2      Acceleration...........................................................................  59
     Section 6.3      Other Remedies.........................................................................  59
     Section 6.4      Waiver of Past Defaults................................................................  60
     Section 6.5      Control by Majority....................................................................  60
     Section 6.6      Limitation on Suits....................................................................  60
     Section 6.7      Rights of Holders to Receive Payment...................................................  60
     Section 6.8      Collection Suit by Trustee.............................................................  61
     Section 6.9      Trustee May File Proofs of Claim.......................................................  61

     Section 6.10     Priorities.............................................................................  61
     Section 6.11     Undertaking for Costs..................................................................  62
     Section 6.12     Restoration of Rights and Remedies.....................................................  62
     Section 6.13     Rights and Remedies Cumulative.........................................................  62
     Section 6.14     Delay or Omission Not Waiver...........................................................  62
ARTICLE VII     Trustee......................................................................................  63
     Section 7.1      Rights of Trustee......................................................................  63
     Section 7.2      Individual Rights of Trustee...........................................................  65
     Section 7.3      Trustee's Disclaimer...................................................................  65
     Section 7.4      Notice of Default......................................................................  65
     Section 7.5      Reports by Trustee to Holders..........................................................  65
     Section 7.6      Compensation and Indemnity.............................................................  66
     Section 7.7      Replacement of Trustee.................................................................  67
     Section 7.8      Successor Trustee by Merger, Etc.......................................................  68
     Section 7.9      Eligibility............................................................................  68
     Section 7.10     Money Held in Trust....................................................................  68
ARTICLE VIII    Discharge of Indenture.......................................................................  68
     Section 8.1      Termination of Company's Obligations...................................................  68
     Section 8.2      Defeasance and Discharge of Indenture..................................................  69
     Section 8.3      Defeasance of Certain Obligations......................................................  70
     Section 8.4      Application of Trust Money.............................................................  71
     Section 8.5      Repayment to Company...................................................................  71
     Section 8.6      Reinstatement..........................................................................  72
ARTICLE IX      Amendments, Supplements and Waivers..........................................................  72
     Section 9.1      Without Consent of Holders.............................................................  72
     Section 9.2      With Consent of Holders................................................................  72
     Section 9.3      Revocation and Effect of Consent.......................................................  73
     Section 9.4      Notation on or Exchange of Notes.......................................................  74
     Section 9.5      Trustee to Sign Amendments, Etc........................................................  74
     Section 9.6      Conformity with Trust Indenture Act....................................................  74
ARTICLE X       Miscellaneous................................................................................  75
     Section 10.1     Trust Indenture Act....................................................................  75

     Section 10.2     Notices................................................................................  75
     Section 10.3     Certificate and Opinion as to Conditions Precedent.....................................  76
     Section 10.4     Statements Required in Certificate or Opinion..........................................  76
     Section 10.5     Acts of Holders........................................................................  77
     Section 10.6     Rules by Trustee, Paying Agent or Registrar............................................  77
     Section 10.7     Payment Date Other Than a Business Day.................................................  77
     Section 10.8     Governing Law..........................................................................  77
     Section 10.9     No Adverse Interpretation of Other Agreements..........................................  77
     Section 10.10    No Recourse Against Others.............................................................  78
     Section 10.11    Successors.............................................................................  78
     Section 10.12    Duplicate Originals....................................................................  78
     Section 10.13    Separability...........................................................................  78
     Section 10.14    Table of Contents, Headings, Etc.......................................................  78

          INDENTURE, dated as of September 23, 1999, between OMNIPOINT CORPORATION, a Delaware corporation, as Issuer (the "Company"), and HSBC BANK
                                                     -------
USA, a New York banking corporation and trust company, as trustee (the

"Trustee").
 -------

                            RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $205 million aggregate principal amount of the Company's 11 1/2% Senior Notes due 2009 issuable as provided in this Indenture, whether Original Notes (as defined below) or Exchange Notes (as defined below). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                     AND THIS INDENTURE FURTHER WITNESSETH

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I

                  Definitions and Incorporation by Reference

     Section 1.1  Definitions.
                  -----------

          "144A Global Note" means a global note in substantially the form of
           ----------------
Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person,
           -------------
Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

          "Adjusted Consolidated Net Income" means, for any period, the
           --------------------------------
aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing

Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a majority interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; and (iv) all extraordinary gains and extraordinary losses.

          "Affiliate" means, as applied to any Person, any other Person directly
           ---------
or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent, authenticating agent or co-
           -----
Registrar.

          "Annualized Consolidated EBITDA" means, with respect to any Person,
           ------------------------------
such Person's Consolidated EBITDA for the latest two fiscal quarters for which financial statements are available multiplied by two.

          "Applicable Procedures" means, with respect to any transfer or
           ---------------------
exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Asset Acquisition" means (i) an Investment by the Company or any of
           -----------------
its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Person's primary business is a Telecommunications Business or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute all or substantially all of the assets of such Person or a division or line of business of such Person, provided that the property and assets acquired are Telecommunications Assets.

          "Asset Disposition" means the sale or other disposition by the Company
           -----------------
or any of its Restricted Subsidiaries (other than to the Company or a Restricted Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the

Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

          "Asset Sale" means any sale, transfer or other disposition (including
           ----------
by way of merger, consolidation, and any sale and leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries disposed of outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company, provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets, (ii) Permitted Asset Swaps, (iii) Restricted Payments permitted by Section 4.4, (iv) Permitted Investments, (v) sales or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million, (vi) any sale or other disposition of any or all the Capital Stock of an Unrestricted Subsidiary, (vii) any sale or other disposition of Temporary Cash Investments or (viii) any transaction subject to Section 5.1. Additionally, the contribution of Telecommunications Assets to an Unrestricted Subsidiary whereby the Company or a Restricted Subsidiary receives Capital Stock of an Unrestricted Subsidiary shall be deemed a Restricted Payment only and shall not be deemed an Asset Sale.

          "Attributable Debt" means in respect of a sale and leaseback
           -----------------
transaction, at the time of determination, the present value of the lessee for the net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Authentication Order" has the meaning provided in Section 2.2(c).
           --------------------

          "Average Life" means, at any date of determination with respect to any
           ------------
Indebtedness, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any committee of such Board of Directors duly authorized to act under this Indenture.

          "Board Resolution" means a copy of a resolution, certified by the
           ----------------
Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Broker-Dealer" has the meaning set forth in the Registration Rights
           -------------
Agreement.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests, participation or other equivalents (however designated, whether voting or nonvoting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any
           -----------------
property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

          "Capitalized Lease Obligations" means the discounted present value of
           -----------------------------
the rental obligations under a Capitalized Lease.

          "Cedel" means Cedel Bank, S.A.
           -----

          "Change of Control" means (a) the sale, lease, transfer, conveyance or
           -----------------
other disposition of all or substantially all of the assets of the Company to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than Existing Shareholders (except in connection with a liquidation or dissolution of the Company that does not constitute a Change of Control under clause (b) below), (b) the approval by the requisite shareholders of the Company (or if the VoiceStream Transactions occur, Holdings or any Wholly Owned Subsidiary of Holdings that beneficially owns 100% of the outstanding Voting Stock of the Company) of a plan of liquidation or statutory dissolution (which shall not be construed to include a plan of merger or consolidation) of the Company, Holdings or such Subsidiary of Holdings, as the case may be, unless Existing Shareholders "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) at least the same percentage of voting power after the consummation of such plan as before or otherwise retain the right or ability, by voting power, to control the Person that acquires the proceeds of such liquidation or dissolution, (c) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Existing Shareholders, becomes the "beneficial owner" (as so defined) of more than 50% of the total voting power of all classes of the Voting Stock of the Company (or if the VoiceStream Transactions occur, Holdings or any Wholly Owned Subsidiary of Holdings that beneficially owns 100% of the outstanding Voting Stock of the Company) and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, provided that Existing Shareholders "beneficially own" (as so defined) in the aggregate a percentage of such Voting Stock or warrants having a lesser percentage of voting power than such other "person" or "group" and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Company's Board of Directors, or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's (and/or if the VoiceStream Transactions occur, Holdings' and any Wholly Owned Subsidiary of Holdings' that beneficially owns 100% of the outstanding Voting Stock of the Company) Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company (or Holdings or such Subsidiary of Holdings as the case may be) was approved by a vote of the Existing Shareholders or a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office. Notwithstanding anything herein to the contrary, neither the consummation of the VoiceStream Transactions nor the pledge of (but not the foreclosure upon) the Capital Stock of the Company or any of its Restricted Subsidiaries to secure a Guarantee entered into pursuant to clause (x) of the second paragraph of Section 4.3 shall be deemed to constitute a Change of Control.

          "Change of Control Event" means the occurrence of both a Change of
           -----------------------
Control and a Rating Decline.

          "CIRI Transactions" means the transactions contemplated by the
           -----------------
Purchase Agreement, dated as of June 23, 1999, between the Company and Cook Inlet/VoiceStream GSM II PCS, LLC, a Delaware limited liability company, and the Purchase Agreement, dated as of June 23, 1999, between the Company and Cook Inlet/VoiceStream GSM III PCS, LLC , a Delaware limited liability company, each as described in the Offering Memorandum.

          "Closing Date" means the date on which the Notes are originally issued
           ------------
hereunder (it being understood that, if the Holdings Exchange Offer occurs, the term "Closing Date" used in the indenture governing the notes offered by Holdings shall mean the date on which the Holdings Exchange Offer is consummated).

          "Commission" means the Securities and Exchange Commission, as from
           ----------
time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares,
           ------------
interests, participation or other equivalents (however designated, whether voting or nonvoting) of such

Person's equity, other than Preferred Stock of such Person, whether now outstanding or issued after the Closing Date, including without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to Article V of this Indenture and thereafter means the successor.

          "Company Order" means a written request or order signed in the name of
           -------------
the Company (i) by its Chairman, a Vice Chairman, its President, its Chief Financial Officer or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the Persons listed in clause (i) above in lieu of being signed by one of such Persons listed in such clause (i) and one of the officers listed in clause (ii) above.

          "Consolidated EBITDA" means, for any period, the sum of the amounts
           -------------------
for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (x) (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets and (y) actually payable with respect to such period), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated EBITDA attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated Interest Expense" means, for any period, the aggregate
           -----------------------------
amount of interest in respect of Indebtedness (including amortization of original issue discount on Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements, and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Leases paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (ii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (ii) of the definition thereof), all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "Consolidated Leverage Ratio" means, on any date of determination, the
           ---------------------------
ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the two most recent fiscal quarters for which financial statements of the Company have become available prior to such date (the "Reference Period") to (ii) the aggregate
                                   ----------------
amount of Annualized Consolidated EBITDA.  In making the foregoing calculation,
(A) Indebtedness shall be calculated after giving pro forma effect to (x) any Indebtedness (including, if applicable, the Notes) Incurred subsequent to the end of the Reference Period and on or prior to such date of determination, in each case as if such Indebtedness had been Incurred and the proceeds thereof had been applied on the last day of such Reference Period and (y) any Indebtedness that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on such date in each case as if such Indebtedness was repaid on the last day of such Reference Period; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occurred in such Reference Period or thereafter and on or prior to such date of determination as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or subsequent to such period and on or prior to such date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

          "Consolidated Net Worth" means, at any date of determination,
           ----------------------
stockholders' equity as set forth on the most recently available consolidated balance sheet, whether quarterly or annual, of the Company and its Restricted Subsidiaries, less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP.

          "Corporate Trust Office" means the office of the Trustee at which the
           ----------------------
corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 140 Broadway, New York, New York 10005, Attention: Corporate Trust Administration.

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
swap agreement or other similar agreement or arrangement.

          "Custodian" means the Trustee, as custodian with respect to the Global
           ---------
Notes, or any successor entity thereto.

          "Default" means any event that is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of
           ---------------
the Holder thereof and issued in accordance with Section 2.6 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Global Notes issuable or
           ----------
issued in whole or in part, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Distribution Compliance Period" means the 40-day distribution
           ------------------------------
compliance period as defined in Rule 903(b)(2) of Regulation S.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels
           ---------
office, as operator of the Euroclear systems.

          "Event of Default" has the meaning provided in Section 6.1.
           ----------------

          "Excess Proceeds" has the meaning provided in Section 4.11.
           ---------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Notes" means the Notes to be issued in the Exchange Offer
           --------------
pursuant to Section 2.6(f) hereof.

          "Exchange Offer" means the offer by the Company to exchange Exchange
           --------------
Notes for Original Notes made pursuant to the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer
           -------------------------------------
Registration Statement as defined in the Registration Rights Agreement.

          "Existing Shareholders" means (i) Douglas G. Smith, Madison Dearborn
           ---------------------
Capital Partners, L.P., Allen & Company Incorporated and Chatterjee Management Company and their respective Affiliates at the Closing Date and (ii) if the VoiceStream Transactions occur, Holdings or any Wholly Owned Subsidiary thereof, Hutchison Whampoa, John W. Stanton and Providence Equity Partners Inc., and, in each case above, their respective Affiliates as of the consummation of the VoiceStream Transactions.

          "FCC" means the Federal Communications Commission.
           ---

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect as of the date hereof, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "Global Note Legend" means the legend set forth in Section 2.6(g)(ii),
           ------------------
which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means, individually and collectively, each of the
           ------------
Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder" means the registered holder of any Note.
           ------

          "Holdings" means VoiceStream Wireless Holding Corporation, a Delaware
           --------
corporation.

          "Holdings Exchange Offer" has the meaning set forth in the
           -----------------------
Registration Rights Agreement.

          "IAI Global Note" means a Global Note in substantially the form of
           ---------------
Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be initially issued in a denomination equal to $0, but shall thereafter be revised to represent the outstanding principal amount of the Notes transferred to Institutional Accredited Investors.

          "Incur" means, with respect to any Indebtedness, to incur, create,
           -----
issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of
           ------------
determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) the maximum fixed redemption price of Redeemable Stock of such Person at the time of determination, provided, however, if such Redeemable Stock is not permitted to be redeemed at the date of determination, the price shall be the book value of such Redeemable Stock and (ix) Acquired Debt. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding the foregoing, solely for purposes of clause (iv) of the second paragraph of Section 4.3, in the case of a revolving credit or other similar facility, the total amount of funds outstanding at the Closing Date shall be deemed to include the total amount of committed funds available on the Closing Date; provided, that, the Company from time to time may designate less than all of the committed borrowing capacity under such revolving credit or similar facilities as being outstanding under such clause (iv), it being understood that if the Company designates a lesser amount, it may not subsequently redesignate a greater amount under that clause
(iv).

          "Indenture" means this Indenture as originally executed or as it may
           ---------
be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

          "Indirect Participant" means a Person who holds a beneficial interest
           --------------------
in a Global Note through a Participant.

          "Initial Purchasers" means Lehman Brothers Inc. and Barclays Capital
           ------------------
Inc.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means each semiannual interest payment date on
           ---------------------
March 15 and September 15 of each year, commencing March 15, 2000.

          "Interest Rate Agreement" means any interest rate protection
           -----------------------
agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

          "Investment" in any Person means any direct or indirect advance, loan
           ----------
or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person (whether purchased or acquired from the issuer or from a third party) and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

          "Letter of Transmittal" means the letter of transmittal to be prepared
           ---------------------
by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

          "Liquidated Damages" shall have the meaning specified in the
           ------------------
Registration Rights Agreement.

          "Mirror Indebtedness" means Indebtedness, which may be subordinated in
           -------------------
right of payment to Indebtedness of the Restricted Subsidiaries permitted to be Incurred pursuant to Section 4.3, in the form of either (i) a demand note or
(ii) a term note having a final maturity no later than the final maturity of the Notes, in each case owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary having interest payment or accrual dates and an interest rate (whether current pay or accrual) equal to, or more frequent than or greater than, the Notes.

          "Moody's" means Moody's Investors Services, Inc. or any successor to
           -------
the rating agency business thereof.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale, the
           -----------------
proceeds of such Asset Sale in the form of cash or Temporary Cash Investments net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not paid or payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non  U.S. Person" means a Person who is not a U.S. Person.
           -----------------

          "Notes" means, prior to the Exchange Offer, the Original Notes, and
           -----
after the Exchange Offer, the Original Notes, if any, and the Exchange Notes that are issued pursuant to this Indenture.

          "Offer to Purchase" means an offer by the Company to purchase Notes
           -----------------
from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;
(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to
              ------------
accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall
(i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

          "Offering Memorandum" means the offering memorandum of the Company,
           -------------------
dated September 17, 1999, relating to the Notes.

          "Officer" means with respect to the Company, the Chairman of the
           -------
Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

          "Officers' Certificate" means a certificate signed by two Officers and
           ---------------------
delivered to the Trustee. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

          "Opinion of Counsel" means a written opinion signed by legal counsel
           ------------------
who is acceptable to the Trustee and delivered to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e). Opinions of Counsel required to be delivered may have qualifications customary for opinions of the type required.

          "Original Notes" means the 11 1/2% Senior Notes due 2009 that are
           --------------
issued pursuant to this Indenture and not exchanged for Exchange Notes in connection with the offer to exchange Exchange Notes for Original Notes that may be made pursuant to the Registration Rights Agreement.

          "Participant" means, with respect to the Depositary, Euroclear or
           -----------
Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Cedel.

          "Paying Agent" has the meaning provided in Section 2.3, except that,
           ------------
for the purposes of Article VIII, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "Permitted Asset Swaps" means any exchange of Telecommunications
           ---------------------
Assets by the Company or a Restricted Subsidiary of the Company where the Company and/or its Restricted Subsidiaries receive aggregate consideration consisting of Telecommunications Assets, cash and other assets (or any combination thereof) having an aggregate value at least equal to the fair market value of the Telecommunications Assets being disposed of by the Company or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by the Board of Resolution); provided that (i) at least 75% of the consideration received in such Permitted Asset Swap that does not consist of Telecommunications Assets shall be in the form of cash or Temporary Cash Investments and (ii) 100% of the consideration received in such transaction that does not consist of Telecommunications Assets shall be treated as having been received in an Asset Sale otherwise permitted by, but subject to, the terms of
Section 4.11.

          "Permitted Investment" means (i) an Investment in the Company or a
           --------------------
Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is a Telecommunications Business; (ii) a Temporary Cash Investment; (iii) stock, obligations or securities received in satisfaction of judgments; (iv) any repurchase of stock, stock options, or warrants from employees pursuant to agreements entered by the Company or any Restricted Subsidiary for consideration not to exceed $2 million in any fiscal year; (v) any Investment, together with all other Investments under this clause (v), less any previous Investments in Persons pursuant to this clause (v) who subsequently become Restricted Subsidiaries, not to exceed two times the Net Cash Proceeds received by the Company after September 23, 1999 from the issuance and sale of its Capital Stock (other than (A) Redeemable Stock, and (B) Preferred Stock that provides for the payment of dividends in cash and (C) other than Net Cash Proceeds to the extent used to Incur Indebtedness pursuant to clause (ii)(B) of the first paragraph of
Section 4.3) to a Person that is not a Subsidiary of the Company, in a Person in a Telecommunications Business; (vi) the CIRI Transactions; (vii) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale as permitted by Section 4.11 or in a Permitted Asset Swap, (viii) Investments (including acquisitions of other Telecommunications Businesses) made with Capital Stock or options, warrants or rights to acquire Capital Stock, (ix) customary loans and advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and relocation expenses; (x) any Investments outstanding as of the Closing Date; and
(xi) any Investment or Investments not to exceed $50 million in the aggregate.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental
           ---------------
charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with Section 4.3 (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens in favor of the Company or any Restricted Subsidiary; (xii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xv) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates or the price of commodities; (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; and (xvii) Liens on or sales of receivables.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means, with respect to any Person, any and all
           ---------------
shares, interests, participation or other equivalents (however designated, whether voting or nonvoting) of such

Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred or preference stock.

          "principal" of a debt security, including the Notes, means the
           ---------
principal amount due on the Stated Maturity as shown on such debt security.

          "Private Placement Legend" means the legend set forth in Section
           ------------------------
2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Public Equity Offering" means an underwritten public offering by the
           ----------------------
Company of primary shares of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
           ---

          "Rating Agency" means each of S&P and Moody's.
           -------------

          "Rating Category" means (i) with respect to S&P, any of the following
           ---------------
categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and (ii) with respect to Moody's any of the following categories:
Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C (or equivalent successor categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and -- for S&P: 1, 2 and 3 for Moody's) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB-- to B+, will constitute a decrease of one gradation).

          "Rating Decline" means (i) a decrease of one or more gradations,
           --------------
including gradations within Rating Categories as well as between Rating Categories, in the rating of the Notes from the rating previously assigned to the Notes by either Rating Agency or (ii) a withdrawal of the rating of the Notes by either Rating Agency; provided that the decrease or withdrawal occurs on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control, which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency.

          "Redeemable Stock" means any class or series of Capital Stock of any
           ----------------
Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at an time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes, provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Sock are no more favorable to the holders of such Capital Stock than the provisions contained in

Sections 4.11 and 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.11 and 4.12.

          "Redemption Date", when used with respect to any Note to be redeemed,
           ---------------
means that date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed,
           ----------------
means the price at which such Note is to be redeemed pursuant to this Indenture.

          "Registrar" has the meaning provided in Section 2.3.
           ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of September 23, 1999, among the Company and the Initial Purchasers.

          "Regular Record Date" for the interest payable on any Interest Payment
           -------------------
Date means March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S promulgated under the Securities
           ------------
Act.

          "Regulation S Global Note" means a Global Note in substantially the
           ------------------------
form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

          "Responsible Officer", when used with respect to the Trustee, means
           -------------------
any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the
           --------------------------
Private Placement Legend.

          "Restricted Global Note" means the 144A Global Note, the IAI Global
           ----------------------
Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Payments" has the meaning provided in Section 4.4.
           -------------------

          "Restricted Subsidiary" means any Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.
           --------

          "Rule 144A" means Rule 144A promulgated under the Securities Act.
           ---------

          "Rule 903" means Rule 903 promulgated under the Securities Act.
           --------

          "Rule 904" means Rule 904 promulgated under the Securities Act.
           --------

          "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill,
           ---
Inc., or any successor to the rating agency business thereof.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Security Register" has the meaning provided in Section 2.3.
           -----------------

          "Shelf Registration Statement" means the Shelf Registration Statement
           ----------------------------
as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means, at any date of determination, any
           ----------------------
Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Special Subsidiary" means a direct Wholly Owned Subsidiary of the
           ------------------
Company designated as such by an Officers' Certificate, which designation may not be revoked, and subject to Section 4.20.

          "Stated Maturity" means, (i) with respect to any debt security, the
           ---------------
date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest or Liquidated Damages on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Strategic Equity Investor" means a corporation or other entity with
           -------------------------
an equity market capitalization, a net asset value or annual revenues of at least $2 billion which is a Telecommunications Business.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
association or other business entity of which more than 50% of the outstanding Voting Stock is owned directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Telecommunications Assets" means, with respect to any Person, any
           -------------------------
asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of telecommunications equipment, inventory, systems and/or services, including without limitation, any mobile telephone, PCS, microwave or paging assets. Telecommunications Assets shall include stock, joint venture or partnership interests of an entity principally engaged in a Telecommunications Business.

          "Telecommunications Business" means a business primarily involved in
           ---------------------------
the ownership, design, development, construction, acquisition, installation, integration, management and/or provision of Telecommunications Assets.

          "Temporary Cash Investment" means any of the following:  (i) direct
           -------------------------
obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof not having a maturity of more than two years from the date of acquisition, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organizing (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof and rated at least "A" by S&P or Moody's.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939,
           ---      -------------------
as amended (15 U.S. Code (S)(S) 77aaa - 77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.6; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" or "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

          "Total Consolidated Indebtedness" means, at any date of determination,
           -------------------------------
an amount equal to (a) the accreted value of all Indebtedness, in the case of any Indebtedness issued with original issue discount, plus (b) the principal amount (or other amount referred to in the definition of Indebtedness) of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the date of determination.

          "Trade Payables" means any accounts payable or any other indebtedness
           --------------
or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services, except for payables that are more than 60 days past due and not contested in good faith.

          "Transfer Restricted Securities" means securities that bear or are
           ------------------------------
required to bear the Private Placement Legend set forth in Section 2.6(g)(i) hereof.

          "Trustee" means the party named as such in the first paragraph of this
           -------
Indenture until a successor replaces it in accordance with the provisions of
Article VII of this Indenture and thereafter means such successor.

          "United States Bankruptcy Code" means the Bankruptcy Reform Act of
           -----------------------------
1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "Unrestricted Definitive Note" means one or more Definitive Notes that
           ----------------------------
do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means one or more Global Notes in
           ------------------------
substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that
           -----------------------
at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any property of the Company or any Restricted Subsidiary, provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000 that such designation would be permitted under Section 4.4. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.3 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Director shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means securities that are (i) direct
           ---------------------------
obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the

Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Person" means a U.S. person as defined in Rule 902(k) under the
           -----------
Securities Act.

          "VoiceStream" means VoiceStream Wireless Corporation, a Washington
           -----------
corporation.

          "VoiceStream Transactions" means the transactions contemplated in
           ------------------------
connection with the proposed reorganization between the Company and Holdings, including any consents an approvals required therefor, pursuant to the Agreement and Plan of Reorganization, dated as of June 23, 1999, among VoiceStream Wireless Corporation, Holdings and the Company.

          "Voting Stock" means with respect to any Person, Capital Stock of any
           ------------
class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person,
           ------------
the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     Section 1.2  Incorporation by Reference of Trust Indenture Act.  Whenever
                  -------------------------------------------------
this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;
           --------------------

          "indenture security holder" means a Holder or a Noteholder;
           -------------------------

          "indenture to be qualified" means this Indenture;
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee; and
           -----------------      ---------------------

          "obligor" on the indenture securities means the Company or any other
           -------
obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     Section 1.3  Rules of Construction.  Unless the context otherwise requires:
                  ---------------------
          (i)  a term has the meaning assigned to it;
          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (iii)  "or" is not exclusive;
          (iv) words in the singular include the plural, and words in the plural include the singular;
          (v)  provisions apply to successive events and transactions;
          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
          (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                  ARTICLE II

                                   The Notes

     Section 2.1  Form and Dating.  (a)  The Notes and the Trustee's
                  ---------------
certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)  Global Notes.  Notes issued in global form shall be substantially
               -------------
in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Note issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

          (c) Euroclear and Cedel Procedures Applicable.  The provisions of the
              -----------------------------------------
"Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Cedel.

     Section 2.2  Execution, Authentication and Denominations.  (a)  Two
                  -------------------------------------------
Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

          (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          (d) The Trustee shall, upon a written order of the Company signed by at least one Officer (an "Authentication Order"), authenticate up to
                          --------------------
$205,000,000 in aggregate principal amount of Notes for original issue. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

          (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

     Section 2.3  Registrar and Paying Agent.
                  --------------------------

          (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an
                                                         ---------
office or agency where Notes may be presented for payment ("Paying Agent"). The
                                                            ------------
Registrar shall keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may appoint one or more co-registrars and
      -----------------
one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying

Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.
  ---

          (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and as agent for service of notice and demands. At the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Security Register.

     Section 2.4 Paying Agent to Hold Money in Trust. Not later than each due
                 -----------------------------------
date of the principal, premium and Liquidated Damages, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium and Liquidated Damages, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium and Liquidated Damages, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money so paid over to the Trustee. If the Company or a Subsidiary Acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     Section 2.5 Holder Lists. The Trustee shall preserve in as current a form
                 ------------
as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other
      -----
times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

     Section 2.6  Transfer and Exchange.
                  ---------------------

          (a) Transfer and Exchange of Global Notes. A Global Note may not be
              -------------------------------------
transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.6, 2.7 or 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), although beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
              -----------------------------------------------------------------
The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note.
                   --------------------------------------------------------
Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in
                    ------------------------------------------------------------
Global Notes. In connection with all transfers and exchanges of beneficial
------------
interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of the Exchange Offer by the Company in accordance with
Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

               (iii) Transfer of Beneficial Interests to Another Restricted
                     ------------------------------------------------------
Global Note. A beneficial interest in any Restricted Global Note may be
-----------
transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                    (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                    (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof.

               (iv) Transfer and Exchange of Beneficial Interests in a
                    --------------------------------------------------
Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.
-------------------------------------------------------------------------------
A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
              ------------------------------------------------------------------

               (i) Beneficial Interests in Restricted Global Notes to Restricted
                   -------------------------------------------------------------
Definitive Notes. Restricted Global Notes and beneficial interests therein shall
----------------
be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Restricted Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Restricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures).

          In such event, the Trustee shall cause the Restricted Global Notes to be canceled accordingly pursuant to Section 2.10 hereof, and the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.
Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) Beneficial Interests in Restricted Global Notes to
                    --------------------------------------------------
Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted
-----------------------------
Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Beneficial Interests in Unrestricted Global Notes to
                     ----------------------------------------------------
Unrestricted Definitive Notes. Unrestricted Global Notes and beneficial
-----------------------------
interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Unrestricted Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor,
(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Unrestricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Unrestricted Global Notes to be canceled accordingly pursuant to Section 2.10 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

          (d)  Transfer and Exchange of Definitive Notes for Beneficial
               --------------------------------------------------------
Interests.
---------

               (i) Restricted Definitive Notes to Beneficial Interests in
                   ------------------------------------------------------
Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes
-----------------------
to exchange such Note for a beneficial interest in a Restricted Global Note or to register any transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(1) thereof;

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(a) thereof;

                    (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

               (ii) Restricted Definitive Notes to Beneficial Interests in
                    ------------------------------------------------------
Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange
-------------------------
such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

               (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) Unrestricted Definitive Notes to Beneficial Interests in
                     --------------------------------------------------------
Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may
-------------------------
exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or the registration of such a transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or registration of transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
(ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e)  Transfer and Exchange of Definitive Notes for Definitive Notes.
               --------------------------------------------------------------
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

               (i) Restricted Definitive Notes to Restricted Definitive Notes.
                   ----------------------------------------------------------
Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

          (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

          (B) if the transfer shall be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

          (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Restricted Definitive Notes to Unrestricted Definitive
                    ------------------------------------------------------
Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for
-----
an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

               (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Unrestricted Definitive Notes to Unrestricted Definitive
                     --------------------------------------------------------
Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a
-----
Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in
              --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all
              -------
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)  Private Placement Legend.
                    ------------------------

                    (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH OMNIPOINT CORPORATION OR ANY AFFILIATE OF OMNIPOINT CORPORATION WAS THE OWNER OF ANY NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO OMNIPOINT CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN

     ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS
     NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT OMNIPOINT CORPORATION SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETE AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), c(iii),
(d)(ii), (d)(iii), e(ii), e(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in
                    ------------------
substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION

          2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF OMNIPOINT CORPORATION.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (h) Cancellation or Adjustment of Global Notes. At such time as all
              ------------------------------------------
beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)  General Provisions Relating to Transfers and Exchanges.
               ------------------------------------------------------

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.8, 4.11, 4.12 and 9.4 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

     Section 2.7  Replacement Notes.  If a mutilated Note is surrendered to the
                  -----------------
Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount; provided that the requirements of this Section 2.7 are met.
If
required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a
Note is replaced. The Company may charge such Holder for the expenses of the Company and the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies against the Company and the Trustee with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

     Section 2.8 Outstanding Notes. Notes outstanding at any time are all Notes
                 -----------------
that have been authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.

          If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date or the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

          Notes, or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Article VIII) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own Paying Agent), on and after that time shall cease to be outstanding and, in the case of redemption, interest on such Notes shall cease to accrue, provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice.

          A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     Section 2.9 Temporary Notes. Until definitive Notes are ready for delivery,
                 ---------------
the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer or Officers executing the temporary Notes, as evidenced by the execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     Section 2.10 Cancellation. The Company at any time may deliver, or cause to
                  ------------
be delivered, Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee (and no one else) shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy them in accordance with its normal procedure.

     Section 2.11 CUSIP Numbers. The Company in issuing the Notes may use
                  -------------
"CUSIP" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice. The Company shall promptly notify the Trustee of any change in CUSIP numbers.

     Section 2.12 Defaulted Interest. If the Company defaults in a payment of
                  ------------------
interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE III

                              Optional Redemption

     Section 3.1 Right of Redemption. (a) The Notes will be redeemable, at the
                 -------------------
Company's option, in whole or in part, at any time or from time to time, on or after September 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the Redemption Prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date), if redeemed during the 12 month period commencing September 15, of the years set forth below:

                                  Redemption
      Year                          Price
-------------------               --------
2004                              105.750%
2005                              103.833%
2006                              101.917%
2007 and thereafter               100.000%

          (b) In addition, at any time prior to September 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued, at any time as a whole or from time to time in part, with the proceeds of one or more Public Equity Offerings or sales of Capital Stock (other than Redeemable Stock) to one or more Strategic Equity Investors, each such Public Equity Offering or sale to Strategic Equity Investors resulting in Net Cash Proceeds of $50 million or more, at a redemption price (expressed as a percentage of principal amount) of 111.50%, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that after any such redemption at least 65% of the aggregate principal amount of Notes originally outstanding remains outstanding and each such redemption is effected not more than 60 days after the consummation of such Public Equity Offering or sale to Strategic Equity Investors.

     Section 3.2 Notices to Trustee. If the Company elects to redeem Notes
                 ------------------
pursuant to Section 3.1, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which the redemption shall occur.

          The Company shall give each notice provided for in this Section 3.2 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     Section 3.3 Selection of Notes to Be Redeemed. If less than all of the
                 ---------------------------------
Notes are to be redeemed at any time, the Trustee will select the Notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.

          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     Section 3.4 Notice of Redemption. At least 30 days but not more than 60
                 --------------------
days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

               (i)   the Redemption Date;

               (ii)  the Redemption Price;

               (iii) the name and address of the Paying Agent;

               (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

               (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date upon surrender of the Notes to the Paying Agent;

               (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount at Stated Maturity or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

               (vii) that, if any Note contains a CUSIP number as provided in
Section 2.10, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

               (viii)  the aggregate principal amount of Notes being redeemed.

          At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

     Section 3.5 Effect of Notice of Redemption. Once notice of redemption is
                 ------------------------------
mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     Section 3.6 Deposit of Redemption Price. On or prior to 10:00 a.m. New York
                 ---------------------------
City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.4) money in immediately available funds sufficient to pay the Redemption Price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     Section 3.7 Payment of Notes Called for Redemption. If notice of redemption
                 --------------------------------------
has been given in the manner provided under Section 3.4, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued and unpaid interest and Liquidated Damages, if any, to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes and Liquidated Damages, if any, shall continue to accrue), such Notes shall cease to accrue interest and Liquidated Damages, if any. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; provided that installments of interest and Liquidated Damages whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date; provided, further, that if a Redemption Date is after a Regular Record Date and on or prior to the relevant Interest Payment Date, the accrued interest and Liquidated Damages, if any, will be payable to the Holder of the redeemed Notes registered on the relevant Regular Record Date.

     Section 3.8 Notes Redeemed in Part. Upon surrender of any Note that is
                 ----------------------
redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                                  ARTICLE IV

                                   Covenants

     Section 4.1 Payment of Notes. The Company shall pay the principal of,
                 ----------------
premium and Liquidated Damages, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium and Liquidated Damages, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money deposited by the Company in immediately available funds and designated for and sufficient to pay the installment. As provided in Section 6.9, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Notes.

          The Company shall pay interest on overdue principal, premium and Liquidated Damages, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     Section 4.2 Maintenance of Office or Agency. The Company will maintain an
                 -------------------------------
office or agency in the Borough of Manhattan, the City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.3 for the purposes described in this Section 4.2.

     Section 4.3 Limitation on Indebtedness. (a) The Company will not, and will
                 --------------------------
not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Debt), provided, however, that the Company may Incur Indebtedness and any of its Restricted Subsidiaries may issue shares of Redeemable Stock if (i) no Default or Event of Default shall have occurred and be continuing, and (ii) (A) the Consolidated Leverage Ratio is no greater than 7 to 1, for any Incurrence from the Closing Date through the fifth anniversary of the Closing Date, or 6 to 1 thereafter or (B) with respect to Indebtedness Incurred under this clause (B), the aggregate principal amount of all Indebtedness so Incurred and outstanding is in an aggregate principal amount that does not exceed 1.4 times the aggregate Net Cash Proceeds received by the Company after September 23, 1999 from the issuance and sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock), other than (x) proceeds to the extent relied upon to permit the making of one or more Restricted Payments in compliance with Section 4.4 and (y) proceeds to the extent relied upon to permit the making of one or more Permitted Investments pursuant to clause (v) of the definition of that term.

          Notwithstanding the foregoing, as long as no Default or Event of Default shall have occurred and be continuing, the Company and (except as specified below) any Restricted Subsidiary may issue or Incur each and all of the following:

               (i) Indebtedness due and owing to government entities in connection with telecommunications license fees or Indebtedness Incurred to finance the payment of deposits with and license fees to the FCC in connection with FCC license auctions;

               (ii) Indebtedness Incurred by the Company or any Restricted Subsidiary the proceeds of which are (or the credit support provided by any such Indebtedness is) used to finance the development, construction, expansion or operation of Telecommunications Assets;

               (iii) Indebtedness Incurred by the Company or any Restricted Subsidiary the proceeds of which are (or the credit support provided by any such Indebtedness is) used to finance the acquisition of Telecommunications Assets or the Capital Stock of a Telecommunications Business;

               (iv)  Indebtedness outstanding as of the Closing Date;

               (v) Indebtedness under one or more revolving credit or working capital facilities in an aggregate principal amount outstanding or available at any time not to exceed $500 million;

               (vi) Indebtedness owed to the Company or any of its Restricted Subsidiaries, provided that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary owed such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness;

               (vii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clauses (v) and (viii) of this Section 4.3 and any refinancing thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses), provided that (x) Indebtedness Incurred to refinance or refund the Notes or other Indebtedness does not have a higher relative seniority to the Notes than the Indebtedness being refinanced or refunded, (y) the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (z) Indebtedness Incurred to refinance Indebtedness of the Company may not be Incurred by any Restricted Subsidiary;

               (viii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements, provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuation or interest rates or by reason of fees, indemnities and compensation payable thereunder or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

               (ix)   Indebtedness represented by the Notes; and

               (x) Guarantees by the Company or its Restricted Subsidiaries of Indebtedness of Holdings or of any Wholly Owned Subsidiary of Holdings that beneficially owns 100% of the outstanding Voting Stock of the Company, but only to the extent that (A) the proceeds of any such Indebtedness Guaranteed by the Company or any of its Restricted Subsidiaries are lent or contributed to the Company, (B) without giving effect to the application of this clause (x), the Company or its Restricted Subsidiaries could have Incurred the Indebtedness being Guaranteed directly pursuant to the provisions of this Section 4.3 and
(C) the Guarantee by any Restricted Subsidiary shall not extend to any portion of such Indebtedness to the extent that the Restricted Subsidiary could not Incur such Indebtedness pursuant to clause (a)(vii)(z) of this Section 4.3).

          (b) Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

          (c) For purposes of determining any particular amount of Indebtedness under this Section 4.3, (i) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (ii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.9 below shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.3, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.3 or would be entitled to be Incurred pursuant to the first paragraph of Section 4.3(a), the Company, in its sole discretion, shall classify, and from time to time may reclassify (in whole or in part), such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

          (d) Accrual of interest, accretion of accreted value and the payment of interest in kind or the payment of dividends on Redeemable Stock in kind will not be deemed an Incurrence of Indebtedness or the issuance of Redeemable Stock for the purpose of this Section 4.3

     Section 4.4 Limitation on Restricted Payments. The Company will not, and
                 ---------------------------------
will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than (a) the Company, (b) any of its Restricted Subsidiaries, or (c) any other shareholder of such Restricted Subsidiaries (so long as the Company and its Restricted Subsidiaries receive their pro rata share of such dividend or distribution based on their ownership of such class or series of such Restricted Subsidiaries Capital Stock on which such dividend or distribution is being made), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company or a Restricted Subsidiary), (iii) purchase, redeem, defease, retire or otherwise acquire for value any Indebtedness subordinate to the Notes prior to any scheduled maturity, repayment or sinking fund payment, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") unless, at the time of, and after giving effect to, the proposed Restricted
Payment: (A) no Default or Event of Default shall have occurred and be continuing, (B) the Company would be permitted to incur additional indebtedness pursuant to the first paragraph of Section 4.3, and (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date hereof shall not exceed the sum of (1) the amount by which Consolidated EBITDA exceeds 1.5 times Consolidated Interest Expense for the period from the Closing Date through the end of the last completed fiscal quarter for which financial statements are available plus (2) 100% of the aggregate Net Cash Proceeds received by the Company on or after the Closing Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company, or from the issuance and sale of convertible debt securities of the Company to the extent converted into Capital Stock (other than Redeemable Stock of the Company) (except, in any of the foregoing cases, to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (ii)(B) of the first paragraph of Section 4.3), plus (3) an amount equal to the net reduction in Investments made by the Company or a Restricted Subsidiary after the Closing Date in any Person resulting from (x) payments of interest on debt, dividends, repayment of loans or advances, or other transfers or distributions of property, in each case to the Company or any Restricted Subsidiary from any Person, (y) to the extent that an Investment is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Investment (less the cost of disposition, if any) and (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, provided that in each of the foregoing cases, the aggregate amount of the net reduction in Investments will not be deemed to exceed the amount of such Investments previously made by the Company and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary which were treated as Restricted Payments.

          The foregoing provision shall not be violated by reason of:

               (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration such payment would comply with the foregoing paragraph;

               (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes (including, premium if any, and accrued and unpaid interest) with the proceeds of, or in exchange for, Indebtedness incurred under clause (vii) of the second paragraph of Section 4.3;

               (iii) the repurchase, redemption or other acquisition of Capital Stock (or any options, warrants or other rights to acquire, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock) of the Company or any Restricted Subsidiary or any other Person in exchange for shares of Capital Stock (other than Redeemable Stock) of the Company;

               (iv) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of the Capital Stock of the Company (other than Redeemable Stock);

               (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

               (vi) the distribution to shareholders of the Company or any Restricted Subsidiary of shares of Capital Stock of any Unrestricted Subsidiary or the distribution to shareholders of the Company of shares of Capital Stock of any Subsidiary holding only the assets of the Company's technology business, provided that in such latter case, after giving effect to such transaction on a pro forma basis, (x) the Company would be permitted to incur additional indebtedness pursuant to the first paragraph of Section 4.3, or (y) the Company's Annualized Consolidated EBITDA would not decrease, provided, further, in such latter case, that such Subsidiary has working capital not in excess of $5 million;

               (vii) the purchase, redemption. acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company to the extent required by FCC rules in order to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary

               (viii) the repurchase of Indebtedness subordinated to the Notes at a purchase price not greater than 101% of the principal (or accreted) amount thereof, plus accrued and unpaid interest, if any, pursuant to a mandatory offer to repurchase made after a Change of Control provided that the Company shall first have made any Offer to Purchase (and repurchased all tendered Notes) pursuant to Section 4.12; and

               (ix) to the extent that Indebtedness Guaranteed pursuant to clause (x) of the second paragraph of Section 4.3 has been contributed to the capital of or loaned to the Company, the payment of dividends or distributions by the Company in an amount sufficient to repay such Indebtedness (to the extent of the Guarantee) in accordance with its terms; provided that except in the case of clauses (i) and (ix) of this paragraph no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. Each Restricted Payment permitted pursuant to this paragraph (other than the Restricted Payment referred to in clauses (ii) and (ix) hereof) and each payment pursuant to clause (vi) of the definition of Permitted Investment shall be included in calculating the aggregate amount of Restricted Payments for purposes of clause (C) of the first paragraph of this
Section 4.4.

          Any Investment in a Subsidiary that becomes an Unrestricted Subsidiary shall become a Restricted Payment made on such date in the amount of the greater of (x) the book value of such Subsidiary on the date such Subsidiary becomes an Unrestricted Subsidiary and (y) the fair market value of such Subsidiary on such date as determined (A) in good faith by the Board of Directors if such fair market value is determined to be less than $10 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $10 million. Any Restricted Payment made by contribution or transfer of assets shall be valued in the amount of the greater of (x) the book value of such asset on the date of transfer or
(y) the fair market value on such date as determined (A) in good faith by the Board of Directors if such fair market value is determined to be less than $10 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $10 million.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which any calculations required by this Section 4.4 were computed, which calculations may be based upon the Company's latest available financial statements.

     Section 4.5 Limitation on Dividend and Other Payment Restrictions Affecting
                 ---------------------------------------------------------------
Restricted Subsidiaries. The Company will not, and will not permit any
-----------------------
Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions:

               (i) existing on the Closing Date in this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

               (ii)  existing under or by reason of applicable law;

               (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

               (iv)  in the case of clause (iv) of the first paragraph of this
Section 4.5, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a license or contract or (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; or

               (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of such Restricted Subsidiary.

          Nothing contained in this Section 4.5 shall prevent the Company or any Restricted Subsidiary from (1) creating. incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.9, (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries, or (3) restricting the payment of dividends or distributions or other disposition of property or assets of or the making of loans by any Restricted Subsidiary in connection with any financing for the Telecommunications Business of such Restricted Subsidiary, provided that in the case of clause (3) such restriction may be entered into only if at such time the total amount, without duplication, of
     (i) Mirror Indebtedness owed by Restricted Subsidiaries, less (ii) proceeds of such Mirror Indebtedness that are invested in another Person, other than
     (x) Investments in other Restricted Subsidiaries conducting no operations other than the holding of government licenses or (y) Investments in Mirror Indebtedness of other Restricted Subsidiaries, plus (iii) capital contributions to the Special Subsidiary, plus (iv) the cash and Temporary Cash Investments held by the Company (not on a consolidated basis), equals or exceeds the outstanding principal amount of the Notes and all other Indebtedness outstanding on the Closing Date that ranks equally with the Notes.

     Section 4.6 Limitation on the Issuance and Sale of Capital Stock of
                 -------------------------------------------------------
Restricted Subsidiaries. The Company (a) will not permit any Restricted
-----------------------
Subsidiary to issue any Capital Stock (other than to the Company or a Restricted Subsidiary) and (b) will not permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary, provided, however, that this Section 4.6 will not prohibit (i) the sale or other disposition of all of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary in compliance with the other provisions of this Indenture; (ii) the ownership by directors of director's qualifying shares of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law; (iii) the ownership of Capital Stock of a Restricted Subsidiary issued and outstanding either (A) as of the Closing Date or (B) prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary of the Company or otherwise being acquired by the Company; (iv) the issuance of Capital Stock of a Restricted Subsidiary pursuant to an employee stock option plan approved by the Boards of Directors of the Restricted Subsidiary and the Company; or (v) the issuance or sale of Capital Stock of a Restricted Subsidiary in a transaction not prohibited by
Section 4.11, provided that such Restricted Subsidiary will remain a Restricted Subsidiary, and only if at the time of such sale, the total amount, without duplication, of (i) Mirror Indebtedness owed by Restricted Subsidiaries, less
(ii) proceeds of such Mirror Indebtedness that are invested in another Person, other than (x) Investments in other Restricted Subsidiaries conducting no operations other than the holding of government licenses or (y) Investments in Mirror Indebtedness of other Restricted Subsidiaries, plus (iii) capital contributions to the Special Subsidiary, plus (iv) the cash and Temporary Cash Investments held by the Company (not on a consolidated basis), equals or exceeds the outstanding principal amount of the Notes.

     Section 4.7 Limitation on Issuances of Guarantees by Restricted
                 ---------------------------------------------------
Subsidiaries. The Company will not permit any Restricted Subsidiary to Guarantee
------------
or assume the payment of any Indebtedness of the Company (other than Indebtedness described in clause (x) of the second paragraph of Section 4.3) unless (i) (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary and (B) with respect to any Guarantee of Subordinated Indebtedness of the Company by such Restricted Subsidiary, any such Guarantee shall be subordinated to such Restricted Subsidiary's Guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until the Notes have been paid in full. The incurrence by a Restricted Subsidiary as a primary obligor of any Indebtedness that is guaranteed by the

Company will not be deemed a Guarantee of the Company's Indebtedness for purposes of this Section 4.7.

          Notwithstanding the foregoing, any Guarantee of the Notes or waiver of rights created pursuant to the provisions described in the foregoing paragraph will provide by their terms that they will be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such Guarantee), at a time when (A) no other Indebtedness of the Company has been Guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is Guaranteed by such Restricted Subsidiary also release their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such Guarantee).

     Section 4.8 Limitation on Transactions with Stockholders and Affiliates.
                 -----------------------------------------------------------
Except for any agreement entered into on or before the Closing Date, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any Voting Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not such a holder or an Affiliate.

          In addition to the foregoing, transactions with any holder (or any Affiliate of such holder) of 10% or more of any Voting Stock (i) having a fair market value or involving payments equal to or in excess of $5 million shall be approved by a majority of the disinterested members of the Board of Directors and (ii) having a fair market value or involving payments equal to or in excess of $10 million shall require the Company or a Restricted Subsidiary to deliver to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. The foregoing limitation shall not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and any employment agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (iii) any Restricted Payments not prohibited by Section 4.4; (iv) any transaction pursuant to an agreement to which the Company or any Restricted Subsidiary is a party and in effect on the Closing Date; (v) commercial or technical agreements customary in the industry (as determined by the Board of Directors) in which the Company and its Restricted Subsidiaries are engaged and entered into in the ordinary course of business between the Company and any joint venture (regardless of organizational form) in which the Company has a substantial economic interest,
(vi) solely with respect to the requirement that the Company obtain a fairness opinion, Guarantees of Indebtedness pursuant to clause (x) of the second paragraph of

Section 4.3, (vii) loans or advances to officers or employees of the Company or any of its Restricted Subsidiaries to pay business related travel expenses or reasonable relocation costs of such officers or employees in connection with their employment by the Company or any of its Restricted Subsidiaries, and
(viii) in the case of the indenture governing the notes that may be issued in the Holdings Exchange Offer, payments and other transactions required under or contemplated by any agreement in effect on the Closing Date and disclosed in VoiceStream's Form 10/A filed with the Commission on April 13, 1999 or its Form 10-Q for the quarter ended June 30, 1999 (or that were not required to be disclosed in the Form 10/A pursuant to the rules and regulations of the Commission) or any ordinary course commercial agreement in effect at the time an entity becomes a Restricted Subsidiary or is merged into the Company (and not entered into in anticipation of such acquisition) or any amendment thereto or replacement of such agreement so long as any such amendment or replacement is not disadvantageous to the Holders of the Notes in any material respect.

     Section 4.9 Limitation on Liens. The Company will not, and will not permit
                 -------------------
any Restricted Subsidiary to, create, Incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

          The foregoing limitation does not apply to:

               (i)   Liens existing on the Closing Date;

               (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

               (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

               (iv) Liens securing obligations under revolving credit or working capital facilities under clause (v) of the second paragraph of Section 4.3, provided that the aggregate amount of Indebtedness secured by any such Liens shall not at any time exceed the amount of Indebtedness permitted to be Incurred under clause (v) of the second paragraph of Section 4.3;

               (v) Liens securing Indebtedness under clauses (i), (ii), (iii) or (x) of the second paragraph of Section 4.3 granted on or after the Closing Date on the Capital Stock or assets of any Restricted Subsidiary, including any Lien granted in connection with a refinancing thereof;

               (vi) Liens on telecommunications licenses securing obligations to government entities;

               (vii) Liens on property of a person existing at the time such person is merged into, or the assets of such person are acquired by, the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or acquisition and do not secure any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets subject to the Liens prior to such merger or acquisition;

               (viii) Permitted Liens; or

               (ix) Liens in addition to those set forth above, provided that such Liens secure only Indebtedness of the Company and its Restricted Subsidiaries and, at the time of determination, the aggregate amount of such Indebtedness then outstanding shall not exceed 5% of the Company's consolidated total assets as reflected on its most recent publicly available consolidated balance sheet.

     Section 4.10 Limitation on Sale-Leaseback Transactions. The Company will
                  -----------------------------------------
not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transactions (except between or among the Company and one or more of its direct or indirect Wholly Owned Restricted Subsidiaries) unless (A) the Company or that Restricted Subsidiary could have (x) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.3 and (y) incurred a Lien to secure such Indebtedness under Section 4.9; (B) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee, of the property that is the subject of the sale and leaseback transaction; and (z) the Company applies the proceeds of the sale and leaseback transaction in compliance with Section 4.11.

     Section 4.11 Limitation on Asset Sales. The Company will not, and will not
                  -------------------------
permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments, provided, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be Temporary Cash Investments (to the extent of the Temporary Cash Investments received in such conversion) for the purposes of this clause (ii). In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring after the Closing Date in any period of twelve consecutive months exceed $5 million, then the Company shall or shall cause the relevant Restricted Subsidiary to (1) within twelve months after the date Net Cash Proceeds so received exceed such an amount (a) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of the Company or any Restricted Subsidiary or (b) invest an equal amount, or the amount not so applied pursuant to clause (a) (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement), in

Telecommunications Assets (or in a company engaged in a Telecommunications Business) and/or (2) apply (no later than the end of the twelve month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this
Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such twelve month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 equals or exceeds $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis with the holders of any other Indebtedness of the Company ranking equally with the Notes and entitled at the time to receive a comparable Offer to Purchase an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case accrued interest (if any) to the Payment Date. Notwithstanding the foregoing, to the extent that any amount of Excess Proceeds remains after completion of any such Offer to Purchase, the Company may use such remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset to zero.

     Section 4.12 Repurchase of Notes upon a Change of Control. The Company
                  --------------------------------------------
shall commence within 30 days of the occurrence of a Change of Control and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the Payment Date.

     Section 4.13 Limitation on Use of Proceeds. The Company shall use the net
                  -----------------------------
proceeds from the offering of the Notes as described in the Offering Memorandum.

     Section 4.14 Existence. Subject to Articles IV and V of this Indenture, the
                  ---------
Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Restricted Subsidiary.

     Section 4.15 Payment of Taxes and Other Claims. The Company will pay or
                  ---------------------------------
discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

     Section 4.16 Maintenance of Properties and Insurance. The Company will
                  ---------------------------------------
cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary and material to the Company and its Restricted Subsidiaries taken as a whole, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment adequate for the level or stage of the Company's or any Restricted Subsidiary's business and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.16 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

          The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

     Section 4.17 Compliance Certificates. (a) The Company shall deliver to the
                  -----------------------
Trustee, within 90 days after the end of the last fiscal quarter of each year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall comply with the applicable provisions of the TIA. If any of the signers of the Officers' Certificate have knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the first fiscal year ending after the execution of this Indenture.

          (b) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this
Section 4.17
and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article IV and Section 5.1 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and which action the Company is taking or proposes to take with respect thereto.

     Section 4.18 Commission Reports and Reports to Holders. The Company shall
                  -----------------------------------------
file with the Commission the annual, quarterly and other reports and other information required by Section 13(a) or 15(d) of the Exchange Act, regardless of whether such sections of the Exchange Act are applicable to the Company. If the Commission will not accept such filings, the Company shall mail or cause to be mailed copies of such reports to Holders and the Trustee within 15 days after the date it would have been required to file such reports with the Commission had it been subject to such sections; provided, however, that the copies of such reports mailed to Holders may omit exhibits, which the Company will supply to any Holder at such Holder's request.

     Section 4.19 Waiver of Stay, Extension or Usury Laws. The Company covenants
                  ---------------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium and Liquidated Damages, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.20 Limitation on Mirror Indebtedness. The Company will not
                  ---------------------------------
forgive principal of or interest on Mirror Indebtedness, or reduce the interest payable thereon, unless the remaining principal amount of Mirror Indebtedness owed by Restricted Subsidiaries to the Company, plus cash and Temporary Cash Investments held by the Company (not on a consolidated basis), equals or exceeds the outstanding principal amount of the Notes. The Company shall not need to maintain Mirror Indebtedness if the conditions requiring Mirror Indebtedness no longer exist.

     Section 4.21 Limitation on Activities of the Special Subsidiary. The
                  --------------------------------------------------
Company shall not permit the Special Subsidiary to conduct any business or operations other than the making of Temporary Cash Investments and investments in Mirror Indebtedness of Restricted Subsidiaries, the holding of Temporary Cash Investments, Mirror Indebtedness and cash and payment of dividends or distributions to the Company. Without limiting the foregoing, the Company shall not permit the Special Subsidiary to make any Investment (other than Temporary Cash Investments and investments in Mirror Indebtedness of Restricted Subsidiaries), make any Restricted Payment, Incur any Indebtedness, or issue any Equity Interest or Capital Stock except to the Company. The Company shall not sell any Equity Interest or Capital Stock of the Special Subsidiary or designate the Special Subsidiary an Unrestricted Subsidiary.

                                   ARTICLE V

                             Successor Corporation

     Section 5.1 When Company May Merge, Etc. The Company shall not consolidate
                 ---------------------------
with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, either (A) the Consolidated Net Worth of the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will be at least equal to the Consolidated Net Worth of the Company before such transaction or (B) the Company would be able to incur $1.00 of Indebtedness under the first paragraph of Section 4.3; and (iv) the Company shall have furnished to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that such and the supplemental indenture (if any) comply with this Section 5.1. Notwithstanding the foregoing, the provisions of this Article V shall not apply to the VoiceStream Transactions.

                                  ARTICLE VI

                             Default and Remedies

     Section 6.1 Events of Default. An "Event of Default" shall occur with
                 -----------------      ----------------
respect to the Notes if:

          (a) defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

          (b) defaults in the payment of interest (or Liquidated Damages, if any) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) defaults in the performance or breach of the provisions of Article V hereof or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

          (d) defaults in the performance of or breaches of any covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) of this Section 6.1) and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount greater than $10 million in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (B) the failure to make a principal payment and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance or indemnification by a Person other than the Company or a Restricted Subsidiary, which indemnity party is solvent and has acknowledged responsibility) (treating any deductibles, self-insurance or retention as not so covered) for the payment of money greater than $10 million in the aggregate for all such final judgments or orders shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged or bonded over, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged or bonded over to exceed $10 million during which a stay of enforcement of such final judgment or order by reason of a pending appeal or otherwise shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

     Section 6.2  Acceleration.  If an Event of Default (other than an Event of
                  ------------
Default specified in clause (g) or (h) of Section 6.1 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium and Liquidated Damages, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium and Liquidated Damages, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of this Section 6.2 occurs with respect to the Company, the principal amount of, premium and Liquidated Damages, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal amount of, premium and Liquidated Damages, if any, and interest on the Notes that have become due solely by such declaration of acceleration have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     Section 6.3 Other Remedies. If an Event of Default occurs and is
                 --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium and Liquidated Damages, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     Section 6.4 Waiver of Past Defaults. Subject to Section 6.2, 6.7 and 9.2,
                 -----------------------
the Holders of at least a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.1 (including in connection with an Offer to Purchase) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 6.5  Control by Majority.  The Holders of at least a majority in
                  -------------------
aggregate principal amount of the outstanding Notes, by notice to the Trustee, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this Section 6.5.

     Section 6.6 Limitation on Suits. A Holder may not institute any
                 -------------------
proceedings, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

               (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (iii) such Holder or Holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

               (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

     Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other
                 ------------------------------------
provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium or Liquidated Damages, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note (including in a notice with respect to an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.8 Collection Suit by Trustee. If an Event of Default in payment
                 --------------------------
of principal, premium and Liquidated Damages, if any, or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium and Liquidated Damages, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium and Liquidated Damages, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.6 hereof.

     Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such
                 --------------------------------
proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.6. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10 Priorities. If the Trustee collects any money pursuant to this
                  ----------
Article VI, it shall pay out the money in the following order:

               First: to the Trustee for amounts due under Section 7.6, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

               Second: to Holders for amounts then due and unpaid for principal amount of, premium and Liquidated Damages, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

               Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any
                  ---------------------
right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     Section 6.12 Restoration of Rights and Remedies. If the Trustee or any
                  ----------------------------------
Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided
                  ------------------------------
with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.14 Delay or Omission Not Waiver. No delay or omission of the
                  ----------------------------
Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII

                                    Trustee

     Section 7.1 Rights of Trustee. (a) Except during the continuance of an
                 -----------------
Event of Default,

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth and correctness of the statements and certificates or opinions furnished to it and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes, relating to the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

          (d)  Subject to TIA Sections 315(a) through (d):

               (i) the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

               (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 10.4. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

               (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

               (iv) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith;

               (v) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

               (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (vii) the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (viii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (ix) the Trustee may execute any of the trusts or powers hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (x) the Trustee may conclusively rely as to the identity and addresses of Holders and other matters contained therein on the Security Register maintained by the Registrar pursuant to Section 2.3 hereof and shall not be affected by notice to the contrary; and

               (xi) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     Section 7.2 Individual Rights of Trustee. The Trustee, in its individual or
                 ----------------------------
any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     Section 7.3 Trustee's Disclaimer. The Trustee (i) shall not be responsible
                 --------------------
for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company's use of the proceeds from the Notes, (iii) shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and (iv) shall not be responsible for any statement in this Indenture, including the recitals contained herein, or in any document issued in connection with the sale of the Notes or the Exchange Offer, or in the Notes other than its certificate of authentication.

     Section 7.4 Notice of Default. If any Default or any Event of Default
                 -----------------
occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) a default described in Section 6.1(a) or (b) so long as the Trustee is the Paying Agent or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer shall have obtained actual knowledge.

     Section 7.5 Reports by Trustee to Holders. Within 60 days after each June
                 -----------------------------
30, beginning with June 30, 2000, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such June 30, if required by TIA Section 313(a).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

     Section 7.6 Compensation and Indemnity. The Company shall pay to the
                 --------------------------
Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense (including, without limitation, reasonable attorneys' fees) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

          The Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, for any amount owing it pursuant to this Section 7.6, except money or property held in trust to pay principal of, premium and Liquidated Damages, if any, and interest on particular Notes.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.1, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, other than solely because of the misconduct of the Trustee or its Agents, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

          The provisions of this Section 7.6 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     Section 7.7 Replacement of Trustee. A resignation or removal of the Trustee
                 ----------------------
and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.7.

          The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

               (i)   the Trustee fails to comply with Section 7.9;

               (ii)  the Trustee is adjudged a bankrupt or an insolvent;

               (iii) a receiver or other public officer takes charge of the Trustee or its property; or

               (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.6, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If the Trustee fails to comply with Section 7.9, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company's obligation under Section 7.6 shall continue for the benefit of the retiring Trustee.

     Section 7.8  Successor Trustee by Merger, Etc.  If the Trustee consolidates
                  ---------------------------------
with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     Section 7.9  Eligibility.  Any Trustee serving hereunder shall be a bank or
                  -----------
trust company, within or without the state, which is authorized by law to perform all of the duties imposed upon it hereby and which either (i) has a reported capital and surplus aggregating at least $25,000,000 or (ii) is a Wholly Owned Subsidiary of a bank, a trust company or a bank holding company having a reported capital and surplus aggregating at least $25,000,000, and shall at all times satisfy the requirements of TIA Section 310(a)(1).

     Section 7.10 Money Held in Trust. The Trustee shall not be liable for
                  -------------------
interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII of this Indenture.

                                 ARTICLE VIII

                            Discharge of Indenture

     Section 8.1 Termination of Company's Obligations. Except as otherwise
                 ------------------------------------
provided in this Section 8.1, the Company may terminate its obligations under the Notes and this Indenture if:

               (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

               (ii) (A) the Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
(B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium and Liquidated Damages, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the

Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (i), the Company's obligations under Section 7.6 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 4.1, 4.2,
7.6, 7.7, 8.4, 8.5 and 8.6 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.6, 8.4,
8.5 and 8.6 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified in this Section 8.1.

     Section 8.2 Defeasance and Discharge of Indenture. The Company will be
                 -------------------------------------
deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.2, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) the Company's obligations under Section 4.2, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them, provided that the following conditions shall have been satisfied:

                    (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay the principal of, premium and Liquidated Damages, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes and shall have irrevocably instructed the Trustee to apply such money to the payment of such principal, premium and Liquidated Damages, if any, and interest;

                    (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.2 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date hereof such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

                    (C) immediately after giving effect to such deposit on a pro forma basis no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                    (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

                    (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.2 have been complied with.

     Section 8.3 Defeasance of Certain Obligations. The Company may omit to
                 ---------------------------------
comply with any term, provision or condition set forth in clause (iii) of
Section 5.1 and Sections 4.3 through 4.17, in each case with respect to the outstanding Notes if:

               (i) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in this clause
(i), money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay the principal of, premium and Liquidated Damages, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes and shall have irrevocably instructed the Trustee to apply such money to the payment of such principal, premium, Liquidated Damages and interest;

               (ii) immediately after giving effect to such deposit on a pro forma basis no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (C) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

               (iv) at such times the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

               (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.3 have been complied with.

     Section 8.4 Application of Trust Money. Subject to Sections 8.5 and 8.6,
                 --------------------------
the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1, 8.2 or 8.3, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium and Liquidated Damages, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

     Section 8.5 Repayment to Company. Subject to Sections 7.6, 8.1, 8.2 and
                 --------------------
8.3, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium and Liquidated Damages, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any
--------
payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to
                 -------------
apply any money or U.S. Government Obligations in accordance with Section 8.1,
8.2 or 8.3, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, 8.2 or 8.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.1, 8.2 or 8.3, as the case may be; provided that, if the Company has made any payment of principal of, premium and Liquidated Damages, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      Amendments, Supplements and Waivers

      Section 9.1  Without Consent of Holders.  The Company, when authorized by
                   --------------------------
a Board Resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any
Holder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to comply with Article V;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (6) to add one or more Subsidiary guarantees on the terms required by this Indenture; or

          (7) to make any change that does not adversely affect the rights of any Holder.

     Section 9.2  With Consent of Holders.  Subject to Sections 6.4 and 6.7 and
                  -----------------------
without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of not less than a majority of the aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority of the aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

          Notwithstanding the provisions of this Section 9.2, without the consent of each Holder affected, an amendment of waiver, including a waiver pursuant to Section 6.4, may not:

               (i) change the Stated Maturity of the principal of, or any installment of interest on, on Note;

               (ii) reduce the principal amount or premium and Liquidated Damages, if any, or interest on, any Note;

               (iii) change the place or currency of payment of principal of, or premium and Liquidated Damages, if any, or interest on, any Note;

               (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) of any Note;

               (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

               (vi) waive a default in the payment of principal of, premium and Liquidated Damages, if any, or interest on the Notes;

               (vii) reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain default; or

               (viii) modify any of the provisions of this Section 9.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     Section 9.3 Revocation and Effect of Consent. Until an amendment or waiver
                 --------------------------------
becomes effective, a consent to it by a Holder is an continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage of aggregate principal amount of the outstanding Notes.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vi) of Section 9.2. In case of an amendment or waiver of the type described in clauses (i) through (vi) of Section 9.2, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     Section 9.4 Notation on or Exchange of Notes. If an amendment, supplement
                 --------------------------------
or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 9.5 Trustee to Sign Amendments, Etc. The Trustee shall be entitled
                 -------------------------------
to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 10.3 hereof, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 9.6 Conformity with Trust Indenture Act. Every supplemental
                 -----------------------------------
indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE X

                                 Miscellaneous

     Section 10.1 Trust Indenture Act. This Indenture is subject to the
                  -------------------
provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     Section 10.2 Notices. Any notice or communication shall be sufficiently
                  -------
given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

          if to the Company:
          -----------------

               Omnipoint Corporation
               3 Bethesda Metro Center
               Bethesda, MD 20814
               Telecopier No.:  (301) 951-2580
               Attention:  Harry Plonskier

          with (in the case of any notice under Article VI) a copy to:  (which
          -----------------------------------------------------------
          shall not constitute notice)

               Piper & Marbury, L.L.P.
               1200 19th Street, N.W.
               Washington, DC 20036
               Telecopier No.:  (202) 861-6317
               Attention:  Edwin M. Martin, Jr.

          if to the Trustee:
          -----------------

               HSBC Bank USA
               140 Broadway, 12th Floor
               New York, NY 10005
               Telecopier No.:  (212) 658-6425
               Attention:  Corporate Trust Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail (certified or registered, return receipt requested) to its address shown on the register kept by the Registrar and shall be sufficiently given to such Holder if so mailed or delivered within the time presented. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.2, it is duly given, whether or not the addressee receives it.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 10.3  Certificate and Opinion as to Conditions Precedent.  Upon any
                   --------------------------------------------------
request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (i) an Officers' Certificate reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     Section 10.4 Statements Required in Certificate or Opinion. Each
                  ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that the person making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

               (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     Section 10.5  Acts of Holders.  (a)  Any request, demand, authorization,
                   ---------------
direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The ownership of Notes shall be proved by the Security Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 10.6 Rules by Trustee, Paying Agent or Registrar. The Trustee may
                  -------------------------------------------
make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for is functions.

     Section 10.7 Payment Date Other Than a Business Day. If an Interest Payment
                  --------------------------------------
Date, Redemption Date, Payment Date for an Offer to Purchase, Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of principal of, premium and Liquidated Damages, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Payment Date for an Offer to Purchase, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date for an Offer to Purchase, Redemption Date, Stated Maturity or date of maturity, as the case may be.

     Section 10.8 Governing Law. This Indenture and the Notes shall be governed
                  -------------
by the laws of the State of New York. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

     Section 10.9 No Adverse Interpretation of Other Agreements. This Indenture
                  ---------------------------------------------
may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 10.10 No Recourse Against Others. No recourse for the payment of
                   --------------------------
the principal of, premium and Liquidated Damages, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and a consideration for, the execution of this Indenture and the issue of the Notes.

     Section 10.11 Successors. All agreements of the Company in this Indenture
                   ----------
and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 10.12 Duplicate Originals. The parties may sign any number of
                   -------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 10.13 Separability. In case any provision in this Indenture or in
                   ------------
the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.14 Table of Contents, Headings, Etc. The Table of Contents,
                   --------------------------------
Cross Reference Table and headings of the Article and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                  SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              OMNIPOINT CORPORATION,
                                as Issuer

                              /s/ Douglas G. Smith
                              ------------------------------
                              Name:  Douglas G. Smith
                              Title  President


                              HSBC BANK USA,
                                as Trustee

                              /s/ Frank J. Godino
                              ------------------------------
                              Name:  Frank J. Godino
                              Title:  Vice President